UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2011 (November 29, 2011)

WebXU, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-53095	26-0460511
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11999 San Vicente Blvd., Suite 400
Los Angeles, CA 90049
(Address of Principal Executive Offices)

(310) 807-1765
(Registrant’s telephone number, including area code)

3435 Ocean Park Blvd., Suite 107-282
Santa Monica, CA 90405
(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Director

On November 21, 2011, our Board of Directors elected Michael Thorson as a director contingent on his acceptance.  Mr. Thorson accepted the position on November 29, 2011.

In connection with Mr. Thorson’s election as a director, the registrant and Mr. Thorson signed a Director Offer Letter.  Mr. Thorson’s term will continue until he is terminated or resigns or until his successor is duly elected and qualified, and he is subject to re-election each year at an annual meeting of shareholders.  Subject to the Board’s approval, he will be compensated with an option to purchase up to 25,000 shares of our common stock, which option will be granted under our 2011 Equity Incentive Plan.  The option will fully vest on November 28, 2012.  We must maintain an officers’ and directors’ insurance policy insuring Mr. Thorson for a policy amount not to exceed $2,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WebXU, Inc.

Date: December 1, 2011	By:	/s/ Matt Hill
Matt Hill
Chief Executive Officer